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                                                                    EXHIBIT 10.6

                             Amended and Restated
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                     Secured Full Recourse Promissory Note
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                           Mountain View, California

$156,184.88                                                        July 30, 1998

          1.   Obligation.  In exchange for the issuance to the undersigned
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("Purchaser") of 2,263,549 shares (the "Shares") of the Common Stock of
MarketFirst Software, Inc., a Delaware corporation (the "Company"), receipt of which is hereby acknowledged, Purchaser hereby promises to pay to the order of the Company on or before July 30, 2002, at the Company's principal place of business at 485 Clyde Avenue, Mountain View, California, or at such other place as the Company may direct, the principal sum of ONE HUNDRED FIFTY-SIX THOUSAND ONE HUNDRED EIGHTY-FOUR AND 88/100 DOLLARS ($156,184.88), representing $158,448.43, the Exercise Price of the Shares pursuant to that certain Stock Option Exercise Agreement between Purchaser and the Company dated of even date with this Note (the "Purchase Agreement"), less $2,263.55, the par value of the Shares, which has been paid in cash by Purchaser pursuant to Delaware General Corporation Law) together with interest compounded in installments as hereinafter set forth annually on the unpaid principal at the rate of 5.69%, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the earliest date on which there was a binding contract in writing for the purchase of the Shares; provided, however, that the rate at which interest will accrue on unpaid
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principal under this Note will not exceed the highest rate permitted by applicable law. The principal sum will be due and payable on July 30, 2001 and all payments of accrued interest will be payable on each of the first three anniversaries of this Note.

          2.   Security.  Payment of this Note is secured by a security interest
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in the Shares granted to the Company by Purchaser under a Stock Pledge Agreement dated of even date herewith between the Company and Purchaser (the "Pledge Agreement"). This Note is being tendered by Purchaser to the Company as part of the Exercise Price of the Shares.

          3.   Default; Acceleration of Obligation.  Purchaser will be deemed to
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be in default under this Note and the principal sum of this Note, together with all interest accrued thereon, will immediately become due and payable in full:
(a) upon Purchaser's failure to make any payment when due under this Note; (b) in the event Purchaser is Terminated (as defined in the Company's 1996 Equity Incentive Plan) for any reason (provided, however, that notwithstanding anything
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to the contrary herein, Purchaser shall have thirty (30) calendar days from the date of such Termination before such payment is due); (c) upon any transfer of any of the Shares (except a transfer to the Company); (d) upon the filing by or against Purchaser of any voluntary or involuntary petition in bankruptcy or any petition for relief under the U.S. Federal bankruptcy code or any other state or U.S. Federal law for the relief of debtors; or (e) upon the execution by Purchaser of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of Purchaser's assets or property.

          4.   Remedies on Default.  Upon any default of Purchaser under this
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Note, the Company will have, in addition to its rights and remedies under this
Note and the Pledge Agreement, full recourse against any real, personal, tangible or intangible assets of Purchaser, and may pursue any legal or equitable remedies that are available to it.

          5.   Prepayment.  Prepayment of principal and/or interest due under
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this Note may be made at any time without penalty.  Unless otherwise agreed in writing by the Company, all payments will be made in lawful tender of the United States and will be applied first to the payment of accrued
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interest, and the remaining balance of such payment, if any, will then be applied to the payment of principal. If Purchaser prepays all or a portion of the principal amount of this Note, the Shares paid for by the portion of principal so paid will continue to be held in pledge under the Pledge Agreement to serve as independent collateral for the outstanding portion of this Note for the purpose of commencing the holding period under Rule 144(d) of the Securities and Exchange Commission with respect to other Shares purchased with this Note unless Purchaser notifies the Company in writing otherwise and the Company consents to release of the Shares from the Pledge Agreement.

6.             Governing Law; Waiver.  The validity, construction and
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performance of this Note will be governed by the internal laws of the State of
California, excluding that body of law pertaining to conflicts of law. Purchaser hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

          7.   Attorneys' Fees.  If suit is brought for collection of this Note,
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Purchaser agrees to pay all reasonable expenses, including attorneys' fees, incurred by the holder in connection therewith whether or not such suit is prosecuted to judgment.

          8.   Rule 144 Holding Period.  PURCHASER UNDERSTANDS THAT THE HOLDING
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PERIOD SPECIFIED UNDER RULE 144(d) OF THE SECURITIES AND EXCHANGE COMMISSION
WILL NOT BEGIN TO RUN WITH RESPECT TO SHARES PURCHASED WITH THIS NOTE UNTIL EITHER (A) THE EXERCISE PRICE OF SUCH SHARES IS PAID IN FULL IN CASH OR BY OTHER PROPERTY ACCEPTED BY THE COMPANY, OR (B) THIS NOTE IS SECURED BY COLLATERAL, OTHER THAN THE SHARES THAT HAVE NOT BEEN FULLY PAID FOR, HAVING A FAIR MARKET VALUE AT LEAST EQUAL TO THE AMOUNT OF PURCHASER'S THEN OUTSTANDING OBLIGATION UNDER THIS NOTE (INCLUDING ACCRUED INTEREST).

          IN WITNESS WHEREOF, Purchaser has executed this Note as of the date and year first above written.

Peter R. Tierney
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Purchaser's Name (type or print)           Peter R. Tierney



[Signature page to MarketFirst Software, Inc. Secured Full Recourse Promissory
                                     Note]

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